UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2020 (August 6, 2020)

CurAegis Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Linden Oaks Rochester, New York		14625
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	N/A	N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2020, the board of directors of CurAegis Technologies, Inc. (the “Company”) appointed Mr. Jason Burke to serve as the Company’s Chief Financial Officer. Mr. Burke is the chief executive officer of Positive Venture Group Inc. (“PVG”), a position he has held since 2015.

Mr. Burke, age 47, in addition to serving as the chief executive officer of PVG, currently serves as the chief financial officer on a contractual basis for a number of development stage companies, none of which are affiliated with the Company, including Quantropi Inc., a Canada based company providing solutions for quantum secure communications, Fluence Technologies Inc., a Canada based company providing cloud accounting and consolidation services, 1Valet, a Canada based company providing a technology platform for mixed-use, multi-residential space smart living, Orion Biotechnology, a Canada based clinical stage biopharmaceutical company, The Open Application Network, a company providing a public infrastructure that creates a new design space for open applications, and BetterU Education Corporation, an education technology company providing services in Canada and India.

Mr. Burke also serves as a member of the board of directors of The Hotel Communications Network, Inc., a Canada based company providing hotel guest-room tablet technology, and the Foundation for the Canada Museum of Science and Technology.

Prior to March 2020, Mr. Burke served as the chief financial officers on a contractual basis for a number of other development stage businesses, none of which were affiliated with the Company, including Zepheira, a Columbus Ohio based company that provided large-scale decentralized linked data infrastructure, Sensibill, a Canada based company providing financial tools and SKU-level data services to financial institutions, Symend Inc., a Canada based company providing behavioral analytics services, reDock, a Canada based company providing AI powered search engine services, and CloudCheckr Inc., a Rochester, New York based company that provided cloud based management services, and The Better Software Company, a U.S. based software company.

Mr. Burke earned a Bachelor’s degree in Business Administration from St. Francis Xavier University in Antigonish, Nova Scotia. Mr. Burke also successfully earned his Chartered Accountant designation from the Institute of Chartered Accountants of Ontario in 1998 and his Certified Public Accountant Designation from the University of Illinois in 2001.

There is no arrangement or understanding between Mr. Burke and any other persons pursuant to which Mr. Burke was selected as an officer. There are no family relationships between Mr. Burke and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Burke had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

On June 1, 2020, the Company engaged PVG to provide outsourced finance and related services, as well as certain onboarding services. PVG provides a broad range of accounting, finance, and consulting services to growth stage businesses. The Company pays $11,500 per month to PVG in connection with the outsourced finance and related services.

Also, on August 6, 2020, the board of directors of the Company appointed Mr. Aaron Newman to the Company’s Audit Committee to replace Mr. Lance Drummond. Mr. Drummond continues in his capacity as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CurAegis Technologies, Inc.

August 12, 2020	By:	/s/ James R. Donnelly
James R. Donnelly
Chief Executive Officer